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                                                                   Exhibit 11(i)




                         CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our reports dated September 12, 1997, in Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A File No. 33-24848) and the related Prospectuses of the Fountain Square Funds (comprising respectively, Fountain Square U.S. Treasury Obligations Fund, Fountain Square Government Cash Reserves Fund, and Fountain Square Commercial Paper Fund) dated September 30, 1997.

                             /s/ Ernst & Young LLP

Cincinnati, Ohio

September 29, 1997